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SECOND AMENDMENT TO LOAN AGREEMENT

SECOND AMENDMENT TO LOAN AGREEMENT (the "Second Amendment") , dated as of January 1, 1990, among FOGELMAN MORTGAGE L.P. I (the "Issuer") and FPI ROYAL VIEW, LTD., L.P. (the "Borrower"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement referred to below.

WHEREAS, the parties hereto are parties to a Loan Agreement dated as of April 23, 1987 which was amended by a certain Amendment to Loan Agreement dated as of July 7, 1987 (as amended, the "Loan Agreement");

WHEREAS, in connection with the Consensual Reorganization of the Business and Affairs of Avron B. Fogelman and Related Entities as of July 31, 1990, it is required that certain modifications be made to the Loan Agreement;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Section 5.3(c) of the Loan Agreement shall be amended by removing the phrase "greater of sixteen percent (16%) or two and one-half percent (2 1/2%) per annum above the Prime Rate" from lines 7 through 9 and replacing such phrase with the following:
     " default rate provided in Section 1.9 thereof"

2. Section 6.2(a) of the Loan Agreement shall be amended in its entirety to read as follows:
"(a) The Borrower agrees to (i) make such deposits in the Escrow Account (as such term is defined in the Facility Note)

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as are required by the Facility Note; (ii) pay, before they become delinquent, all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed against or with respect to the Facility; (iii) pay, before they become delinquent, all utility and other charges, including, without. limitation, "service charges", incurred or imposed for the operation, maintenance, use, upkeep and improvement of the Facility, and (iv) pay, before they become delinquent, all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated under this Agreement to pay only such installments as are required to be paid during the Contract Term."

3. Section 6.2(c) of the Loan Agreement, shall be amended in its entirety to read as follows:

"(c) If an Event of Default hereunder shall have occurred, the Issuer may require the Borrower to make monthly deposits with an escrow agent acceptable to Issuer, in an interest-bearing account, of a sum equal to one-twelfth of the yearly assessments which may be levied against the Facility. The amount of such assessments, when unknown, shall be estimated by the Issuer. Such deposits shall be used to pay such assessments when due. Any insufficiency of such account to pay such charges when due, shall be paid by the Borrower. If, by reason of any

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Event of Default by the Borrower under any provision hereof the Issuer declares the Facility Note to be due and payable, the Issuer may then apply any funds in said account and any funds in the Escrow Account (as such term is defined in the Facility Note) against the obligation secured by the Mortgage. The enforceability of the covenants relating to taxes and assessments herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. After an event of Default hereunder shall have occurred, the Issuer may from time to time, at its option, waive, and after any such waiver reinstate, any and all provisions hereof requiring such deposits, by notice to the Borrower in writing. While any such waiver is in effect, the Borrower shall pay assessments as herein above provided and taxes as provided in the Facility Note."

4. The following phrase shall be inserted into line 4 of Section 10.2(a)(1) of the Loan Agreement immediately following the phrase "pursuant to the Facility Note":

", which sums shall include such obligations as are accounted for in the Accrued Interest Account (as such term is defined in the Facility Note),"

5. The following phrase shall be inserted into line 3 of Section ll.l(a)(ii) of the Loan Agreement immediately following the phrase "the Facility Note":

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", which amount shall include such obligations as are accounted for in the
Accrued Interest Account (as such term is defined in the Facility Note),"

6. The following parenthetical phrase shall be inserted into line 8 of Section
11.2 of the Loan Agreement immediately following the phrase "date of prepayment":

"(including such obligations as are accounted for in the Accrued Interest Account (as such term is defined in the Facility Note])"

7. Except as expressly amended hereby, all of the terms of the Loan Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

8. This Second Amendment may be signed in two counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

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9. This Second Amendment shall become effective as of the date hereof upon the execution hereof by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan Agreement to be duly executed as of the date first above written.

                   FOGELMAN MORTGAGE L.P. I
                   By:   Prudential-Bache Properties, Inc.,
                         General Partner

                         By: /s/ Chester A. Piskorowski
                             ----------------------------
                             Chester A. Piskorowski
                             President

                         FPI ROYAL VIEW, LTD., L.P.
                         By: Fogelman Properties, Inc.,
                             General Partner

                             By: /s/ L. Don Campbell, Jr.
                                 ------------------------
                                 L. Don Campbell, Jr.
                                 Executive Vice President

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